WAIVER AGREEMENT AND AMENDMENT

      THIS WAIVER AGREEMENT AND AMENDMENT (this "Agreement") is made as the 14th of February, 2006, by and among AZUR INTERNATIONAL INC., a Nevada corporation (the "Company"), AZUR HOLDINGS, INC., a Delaware corporation (the "Guarantor") and each of the lenders to the Company signatory hereto (collectively, the "Lenders").

                                    RECITALS:

      1. On November 2, 2005, The Grand Shell Landing, Inc. (the "Grand Shell"), a Mississippi corporation, Azur Shell Landing Resort, Inc. ("Resort"), a Mississippi corporation, Azur Shell Landing Development II, LLC ("Azur Shell"), a Mississippi limited liability company, and the Company (collectively, the "Borrower") executed in favor of the Lenders certain promissory notes dated as of November 2, 2005 in the aggregate principal amount of $6,000,000 (such promissory notes, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the "Notes").

      2. The Notes were executed pursuant to a Loan Agreement dated as of November 3, 2005 (herein, as from time to time amended, supplemented or restated, called the "Loan Agreement"), by and between Borrower and Lenders, pursuant to which Lenders agreed to loan funds to Borrower to be evidenced by the Notes.

      3. In connection with the Loan Agreement, on November 2, 2005 (a) the Company, Grand Shell, Resort and the Lenders entered into a Securities Purchase Agreement dated November 2, 2005 (the "Purchase Agreement") pursuant to which the Company issued to the Lenders an aggregate of 10 million shares of common stock of the Company (the "Company Shares") and warrants to purchase an aggregate of 10 million shares of common stock of the Company for $.50 per share (the "Company Warrants") and (b) the Company and the Lenders entered into a Registration Rights Agreement pursuant to which the Company agreed to register under the Securities Act of 1933, as amended (the "Securities Act") for resale by the Lenders, the Company Shares and additional shares of the Company's common stock issuable upon exercise of the Company Warrants. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

      4. The Company desires to assign 100% of the issued and outstanding capital stock of Grand Shell and 75% of the issued and outstanding capital stock of Resort to Guarantor, a corporation of which approximately 50.4% of the issued and outstanding capital stock is owned by the Company, in exchange for the issuance to the Company of approximately 24,375,000 shares of common stock of the Guarantor (the "Guarantor Shares") which shall constitute approximately 99.8% of the common stock of the Guarantor on a fully diluted basis and the assumption by the Guarantor of certain indebtedness of the Company. The terms of such transaction are set forth in an Exchange Agreement dated as of the date hereof between the Company and the Guarantor attached hereto as Exhibit A (the "Exchange Agreement").

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      5. The Company and the Guarantor have informed the Lenders that (a)
promptly after the consummation of the Exchange Agreement, the Company shall declare a pro rata distribution to the holders of common stock of the Company of all of the Guarantor Shares held by the Company (the "Distribution") and (b) the Distribution would be made pursuant to an effective registration statement under the Securities Act.

      6. The Lenders, the Company and the Guarantor also desire that concurrently with the consummation of the Distribution, the Lenders shall transfer to the Company for cancellation all of the Company Warrants and the Guarantor shall issue to the Lenders five year warrants to purchase an aggregate of 10,000,000 shares of common stock of the Guarantor for $0.50 per share (the "Guarantor Warrants").

      7. The Lenders, the Company and the Guarantor desire to make certain amendments such that the Guarantor assumes the obligations of the Company under the Transaction Documents.

      8. The consent of the Lenders is required for the consummation of transactions set forth in Recitals 4, 5, 6 and 7 (collectively, the "Exchange Transactions").

      9. As an inducement to the Lenders to give such consent, the Guarantor has agreed to guarantee the obligations of the Company, Grand Shell and Resort under the Transaction Documents pursuant to a Guaranty in the form attached hereto as Exhibit B (the "Guaranty").

      10. The respective Boards of Directors of the Company and the Guarantor have determined that the Company's and the Guarantor's execution, delivery and performance of this Agreement and the Guaranty may reasonably be expected to benefit the Company and the Guarantor, directly or indirectly, and are in the best interests of the Company and the Guarantor.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      Section 1. Consent and Waiver. Each Lender hereby consents to the consummation of the Exchange Transactions on the terms set forth in the recitals to this Agreement and waives any "Events of Default" under the Debentures that will result solely and directly from the consummation of the Exchange Transactions being deemed a Change of Control Transaction or Fundamental Transaction provided that the Distribution has occurred prior to June 30, 2006.

      Section 2. Guaranty. In consideration of the consent and waiver made by the Lenders pursuant to Section 1 of this Agreement, the Guarantor is simultaneously herewith delivering to the Lenders the Guaranty.

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      Section 3. Registration Rights Agreement. Other than with respect to liquidated damages that have accrued and will accrue pursuant to Sections 2(b, 2(b)(ii) and 2(b)(iii)of that certain Registration Rights Agreement, dated November 2, 2005, between the Company and the Lenders ("Prior Registration Rights Agreement"), together with interest thereon at the rate of 18% per annum from the date such liquidated damages began to accrue until the date paid, , the parties hereby agree to terminate the Prior Registration Rights Agreement and, concurrently with the execution of this Agreement and such termination, the Guarantor and the Lenders shall enter into a new Registration Rights Agreement as set forth in the form of the registration rights agreement as set forth in Exhibit C attached hereto (the "New Registration Agreement"). The Company shall pay all accrued but unpaid liquidated damages under the Prior Registration Rights Agreement within five (5) days after the sale by Azur Shell Landing Resort Inc., a Mississippi corporation, of a parcel of property at the development known as "Shell Landing" described as follows: aapproximately 20 acres (intended for 400 apartment units) on the most easterly end of the property bordered on the north side of the Rail Road and on the eastside by Dolphin Drive. Any failure to timely pay liquidated damages pursuant to any registration rights agreement referenced above shall be deemed and event of default under any debt instruments held by the Lenders. Notwithstanding the foregoing, any further liquidated damages for non-filing of a registration statement under the Prior Registration Statement shall cease as of such date, if any, that liquidated damages shall begin to accrue for non-filing of a registration statement under the New Registration Agreement.

      Section 4. Distribution. Promptly after a registration statement covering the Distribution has been declared effective, the Company shall distribute to the holders of common stock of the Company, on a pro-rata basis, all of the Guarantor Shares held by the Company pursuant to such effective registration statement under the Securities Act. The distribution shall be one share of common stock of the Guarantor for each 3 shares of common stock of the Company held by each holder.

      Section 5. Guarantor Warrants. Concurrently upon the consummation of the Exchange Transactions, the Lenders shall transfer to the Company for cancellation all of the Company Warrants and the Guarantor shall issue to the Lenders five year warrants to purchase an aggregate of 10,000,000 shares of common stock of the Guarantor for $0.50 per share (the "Guarantor Warrants"), otherwise in the form of the Warrants.

      Section 6. Assumption by Guarantor of Transaction Documents. By executing and delivering this Agreement, the Guarantor hereby becomes a party to each of the Transaction Documents with the same rights and obligations as the Company (jointly and severally with the Company) with the same force and effect as if the Guarantor originally was named as a co-party with the Company and, without limiting the generality of the foregoing, hereby expressly assumes, jointly and severally with the Company, all obligations and liabilities of the Company under each of the Transaction Documents. The Guarantor hereby represents and warrants that each of the representations and warranties contained in the Transaction Documents is true and correct on and as the date hereof as to such Guarantor (after giving effect to this Agreement) as if made on and as of such date.

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      Section 7. References to "Common Stock", "Warrant Shares", etc. Effective
upon the consummation of the Exchange Transactions, any references to "Common Stock", "Common Stock Equivalents" "Warrant Shares", "Registrable Securities" or any other similar term used in the Transaction Documents shall be deemed to refer to the common stock of the Guarantor. The rights and obligations of the Company, the Guarantor and the Lenders under the Transaction Documents with respect to the Guarantor Warrants, the shares of common stock of the Guarantor issuable thereunder (the "Guarantor Warrant Shares") and the Guarantor Shares shall be identical in all respects to the rights and obligations of the Company, the Guarantor and the Lenders with respect to the Warrants, the Warrant Shares and the Shares.

      Section 8. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor (collectively the "Credit Party"), jointly and severally, made the following representations and warranties:

            (a) Except as set forth under the corresponding section of the disclosure schedules attached to the Purchase Agreement and except as set forth on Schedule 8 attached hereto, if any, all representations and warranties of the Company and now, by this Agreement, the Guarantor, contained in the Purchase Agreement were true and correct when made and remain true and correct as of the date hereof, as though made at and as of the date hereof. Except as set forth on
Schedule 6 attached hereto, the Company has performed all of the covenants of the Company contained in the Transaction Documents to be performed by the Company through the date hereof.

            (b) The recitals at the beginning of this Agreement are true and correct in all respects.

            (c) Each Credit Party has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Credit Party and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Credit Party and no further action is required by such Credit Party, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by such Credit Party and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally,
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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

            (d) The execution, delivery and performance of this Agreement by such Credit Party and the consummation by such Credit Party of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of such Credit Party's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of such Credit Party, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Credit Party debt or otherwise) or other material understanding to which such Credit Party is a party or by which any property or asset of such Credit Party is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Credit Party is subject (including federal and state securities laws and regulations), or by which any property or asset of such Credit Party is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

            (e) The Guarantor Warrants are duly authorized and, upon the execution of this Agreement by a Lender, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Credit Parties other than restrictions on transfer provided for in the Transaction Documents. The Guarantor Warrant Shares, when issued in accordance with the terms of the Guarantor Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Guarantor. The Guarantor has reserved from its duly authorized capital stock a number of shares of its common stock for issuance of the Guarantor Warrant Shares at least equal to the Required Minimum on the date hereof.

            (f) Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

            (g) As of the date of this Agreement, to the knowledge of the Credit Parties, no Event of Default exists.

            (h) The direct or indirect value of the consideration received and to be received by Credit Parties in connection herewith is reasonably worth at least as much as the liability and obligations of Credit Parties hereunder, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit each Credit Party, directly or indirectly.

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

            (i) All balance sheets, earning statements, financial data and other information concerning the Credit Parties which have been furnished to each Lender to induce it to accept this Agreement (or otherwise furnished to each Lender in connection with the transactions contemplated hereby or associated herewith) fairly represent the financial condition of the Credit Parties as of the dates and the results of each Credit Party's operations for the periods for which the same are furnished. None of such balance sheets, earnings and cash flow statements, financial data and other information contains any untrue statement of a material fact or omits to state any material fact which is necessary to make any statements contained therein not misleading.

            (j) The capitalization of the Guarantor immediately following the Closing of the Exchange Transactions is as set forth on Schedule 7(i). There are no agreements, understandings or otherwise that exist that would materially change the information set forth on Schedule 6(i).

      Section 9. Representations and Warranties of the Lenders. Each Lender hereby, for itself and for no other Lender, represents and warrants as of the date hereof to the Credit Parties as follows:

            (a) Such Lender's representations and warranties listed in Section
3.2 of the Purchase Agreement are true and correct as of the date hereof.

            (b) The execution, delivery and performance by such Lender of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Lender. This Agreement has been duly executed by such Lender, and when delivered by such Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Lender, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

            (c) Such Lender understands that the Guarantor Shares are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Guarantor Shares as principal for its own account and not with a view to or for distributing or reselling such Guarantor Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Guarantor Shares (this representation and warranty not limiting such Lender's right to sell the Guarantor Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Lender is acquiring the Guarantor Shares hereunder in the ordinary course of its business. Such Lender does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Guarantor Shares.

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

            (d) Such Lender is an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such Lender is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

            (e) Such Lender is not purchasing the Guarantor Shares as a result of any advertisement, article, notice or other communication regarding the Additional Debentures published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

      Section 10. Delivery of Opinion. Concurrently herewith, the Company and Guarantor shall deliver to the Lenders an opinion of the Company's internal general counsel regarding this Agreement in form and substance reasonably acceptable to the Lenders.

      Section 11. Public Disclosure. The Company shall, on or before the 4th Trading Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to the Lenders, disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement thereto. The Company shall consult with the Lenders in issuing any other press releases with respect to the transactions contemplated hereby.

      Section 12. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Lenders under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Debentures, the Registration Rights Agreement or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

      Section 13. Miscellaneous.

            (a) Expenses. The Company agrees to pay to Lenders upon demand any and all reasonable out-of-pocket costs or expenses (including, without limitation, reasonable legal fees and disbursements) incurred or sustained by Lenders, in connection with the preparation of this Agreement and related matters.

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

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Lender.

            (c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Lender. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Lenders of the then-outstanding Securities. Each Lender may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

            (e) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

            (f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

            (g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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            (h) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            (i) Independent Nature of Holders' Obligations and Rights. The obligations of each Lender hereunder are several and not joint with the obligations of any other Lenders hereunder, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Lender pursuant hereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Lender shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties have executed and delivered this Waiver
Agreement and Amendment as of the date first written above.

AZUR HOLDINGS, INC.                     AZUR INTERNATIONAL INC.

By: /s/ Donald Winfrey                  By: /s/ Donald Winfrey
        --------------                          --------------
        Donald Winfrey, President               Donald Winfrey, President

Address of Notice:

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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       [PURCHASER SIGNATURE PAGES TO AZUR WAIVER AGREEMENT AND AMENDMENT]

      IN WITNESS WHEREOF, the undersigned have caused this Waiver Agreement and Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:
                  --------------------------------------------------------------
Signature of Authorized Signatory of Purchaser:
                                               ---------------------------------
Name of Authorized Signatory:
                             ---------------------------------------------------
Title of Authorized Signatory:
                              --------------------------------------------------
Email Address of Purchaser:
                           -----------------------------------------------------

Address for Notice of Purchaser: (if not the same as in the Purchase Agreement)

                           [SIGNATURE PAGES CONTINUE]

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